SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2020

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 22, 2020, Banner Corporation (the “Company”) and its wholly-owned subsidiary Banner Bank (the “Bank”) announced that Richard B. Barton, Executive Vice President and Chief Credit Officer of the Bank, will retire effective October 31, 2020.

As part of Mr. Barton’s retirement, on September 22, 2020, the Board of Directors of the Bank approved entering into a Consultant Agreement (“Agreement”) with Mr. Barton.  Under the Agreement, after the effective date of his retirement, Mr. Barton will render services as a consultant to the Bank on an as-needed basis. For such services, Banner Bank will pay Mr. Barton a fixed fee of $6,000 per month payable monthly during the term of the Consultant Agreement and a lump-sum payment of $70,000 payable on the first day of the term of the Agreement.  In addition, Mr. Barton may receive up to $30,000 for his performance during the term of the Agreement.

The term of Mr. Barton’s engagement under the Agreement will commence on November 1, 2020 and continue through January 31, 2021 unless earlier terminated. The Bank may terminate the Agreement upon 30 days’ prior notice to Mr. Barton and Mr. Barton may terminate the Agreement upon 30 days’ prior notice to the Bank.
The foregoing description of the description of the Agreement is qualified in its entirety by reference to the text of the Agreement which is attached hereto as Exhibit 10.1.
(c)  On September 22, 2020, consistent with its previously adopted succession plan, the Bank appointed Executive Vice President Jill M. Rice, age 55, as Chief Credit Officer of the Bank as successor to Mr. Barton effective November 1, 2020. Ms. Rice joined the Bank in 2002 and has recently served as Executive Vice President, Senior Credit Officer.
Ms. Rice does not have any family relationships, and is not involved in any related party transactions that are required to be disclosed herein pursuant to applicable SEC statutes, rules or regulations.  In her capacity as Executive Vice President and Chief Credit Officer of the Bank, Ms. Rice will receive an annual salary of $275,000.
A copy of the press release announcing the retirement of Mr. Barton and the appointment of Ms. Rice as Chief Credit Officer is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits
The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1	Form of Consultant Agreement between Banner Bank and Richard B. Barton
99.1	Banner Corporation Press Release Announcing the Resignation of Richard B. Barton and the appointment of Jill M. Rice as Chief Credit Officer.
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: September 22, 2020	By:/s/Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer